UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       May 20, 2015

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530)283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders.

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Plumas Bancorp held on May 20, 2015, the shareholders voted on (i) the election of nine directors for the next year and (ii) the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2015. These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal #1: Election of Directors

On the proposal to elect Directors of Plumas Bancorp, the Board of Director’s nominees were elected as Directors of Plumas Bancorp until the 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The voting results were as follows:

Nominee	Votes For Nominee	Votes Withheld or Against Nominee	Abstentions	Broker Non-Votes
Alvin G. Blickenstaff	2,197,681	118,738	n/a	1,653,754
Steven M. Coldani	2,185,166	131,253	n/a	1,653,754
William E. Elliott	2,196,865	119,554	n/a	1,653,754
Gerald W. Fletcher	2,196,865	119,554	n/a	1,653,754
John Flournoy	2,191,531	124,888	n/a	1,653,754
Arthur C. Grohs	2,189,223	127,196	n/a	1,653,754
Robert J. McClintock	2,189,865	126,554	n/a	1,653,754
Terrance J. Reeson	2,196,865	119,554	n/a	1,653,754
Daniel E. West	2,198,531	117,888	n/a	1,653,754

Proposal #2: Ratification of the Appointment of Independent Auditors

On the proposal for the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2015 the voting results were as follows:

For	Against	Abstain
3,945,314	6,983	17,876

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

May 21, 2015	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock Title: Chief Financial Officer